UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 15, 2021

Duck Creek Technologies, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	333-240050	84-3723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Rd., Floor 10	Boston	Massachusetts	02210
(Street Address)	(City)	(State)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	DCT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 15, 2021, the Board of Directors of Duck Creek Technologies, Inc. (the “Company”) appointed Julie Dodd as a member of the Board of Directors.  From 2007 to April 2020, Ms. Dodd held several leadership roles at Ultimate Software, a cloud-based HR applications development company, including the roles of chief operating officer, chief services officer and senior vice president/general manager of workplace services. Prior to joining Ultimate Software, Ms. Dodd provided consulting services on process improvement and technical project management. From 2002 to 2005, she held various executive positions with Ceridian Corporation. Ms. Dodd has served on the board of directors of Molecula Corporation, a big data and analytics company, since April 2020. She also serves on the board of directors of Feeding South Florida, a food bank in Florida. Ms. Dodd holds a B.S. in business administration and marketing from University of Illinois Urbana-Champaign. We believe that Ms. Dodd is qualified to serve on our Board of Directors due to her extensive technology industry and business advisory experience.
Ms. Dodd has not yet been appointed to any of the Board’s committees.  The Board will consider the committees to which Ms. Dodd will be appointed at subsequent Board meetings.  At the time of her election to the Board, Ms. Dodd did not hold any shares of the Company’s common stock.  There are no existing business relationships between Ms. Dodd and the Company.
The Board of Directors appointed Ms. Dodd as a Class II director to fill the vacancy created when Mr. Domingo Miron resigned from the Board of Directors. Ms. Dodd will serve as a member of the class of directors whose terms expire at the 2022 annual meeting of stockholders.
Ms. Dodd will receive compensation for her service as a director consistent with that of our other non-employee directors. A description of our standard compensation arrangements for non-employee directors is included in our annual report on Form 10-K filed with the Securities and Exchange Commission on November 3, 2020.  Ms. Dodd has entered into our standard form indemnification agreement for non-employee directors, the form of which is filed with the Securities and Exchange Commission as Exhibit 10.9 to our registration statement on Form S-1 dated July 23, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCK CREEK TECHNOLOGIES, INC.

By:	/s/ Vincent Chippari
	Name:	Vincent Chippari
	Title:	Chief Financial Officer
Date: January 20, 2021